Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 4, 1994 included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 2-88721, 33-2481, 33-18221, 33-32596,
33-32597 and 33-44633.




                                       ARTHUR ANDERSEN & CO.



Cincinnati, Ohio,
March 18, 1994.